FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2010 THIRD QUARTER RESULTS

Pompano Beach, FL – August 9, 2010 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its third fiscal quarter ended June 30, 2010.

Fiscal 2010 Third Quarter Financial Results – Compared to the Fiscal 2009 Third Quarter:

  Net sales increased $952 thousand, or 23%, to $5.1 million in the 2010 Quarter due primarily to an increase of $0.6 million, or 59%, in “other product sales”. Net sales of “diabetic products” also increased in the 2010 by $0.4 million, or 12%.

  Gross profit increased $240 thousand, or 23%, to $1.3 million in the 2010 Quarter consistent with the sales increase. As a percentage of sales, quarterly gross margin was stable at 25% in the comparable periods.

  Operating expenses increased $89 thousand, or 8%, to $1.2 million in the 2010 Quarter due primarily to higher professional fees due to the adoption of the shareholder rights plan in June 2010, which were offset in part by a reduction in selling personnel costs and related travel and entertainment and automobile allowance expenses, and to a lesser extent, to smaller decreases in other components of general and administrative expenses.

  Other (expense) income (mainly foreign currency transaction losses plus interest income) declined $70 thousand to $7 thousand of expense in the 2010 Quarter compared to $62 thousand of income in the 2009 Quarter due primarily to lower average interest rates on slightly lower average cash balances in the 2010 Quarter and less favorable foreign exchange rates due to US Dollar appreciation against the Euro.

  Net income was $17 thousand, or $(0.00) per share, in the 2010 Quarter compared to net loss of $64 thousand, or $(0.01) per share, in the 2009 Quarter.

Fiscal 2010 Nine-Month Period Financial Results – Compared to nine-month period ended June 30, 2009:

  Net sales decreased $0.1 million, or 1%, to $13.6 million in the 2010 Period due to a $0.2 million decline in sales of diabetic products that was nearly offset by an increase in sales of “Other Products”.

  Gross profit increased $0.6 million, or 21%, to $3.2 million in the 2010 Period, due primarily to decreases in our Hong Kong operating expenses and to a lesser degree, lower freight costs and lower materials costs.

  Operating expenses decreased $0.4 million, or 11%, to $3.4 million in the 2010 Period due primarily to reductions in selling personnel costs and related travel, entertainment, and automobile allowance, which were offset in part by higher general and administrative expenses attributed to increased professional fees.

  Other income/expense (mainly foreign currency transaction losses plus interest income) declined $240 thousand to $21 thousand expense in the 2010 Period due primarily to lower average interest rates on slightly lower average cash balances in the 2010 Period.

  Net loss was $0.3 million, or $(0.04) per share, in the 2010 Period compared to net loss of $1.3 million, or $(0.17) per share, in the 2009 Period as a result of the increase in gross profit, decrease in operating expenses, and decrease in income tax expense.

Douglas W. Sabra, Forward’s President and Chief Executive Officer, commented: “I am encouraged that we saw further improvement in our operating results this quarter and that we were able to take the company from an operating loss to slightly above break even for the first time in more than three years.  The sales increase in the quarter allowed us to make up for a slow start at the beginning of the fiscal year and bring our year-to-date sales nearly even with last year.

“Our cost containment initiatives have allowed us to maintain a strong balance sheet and at June 30, 2010, we had $22.3 million of working capital including $19.9 million of cash with zero debt. The strength of our balance sheet enables our board to review all strategic alternatives to grow our business, including assessing the strength of proposals received from interested shareholders, and we hope to make an announcement in that regard in the near future.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q to be filed on August 10, 2010 with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the nine-month period ended June, 2010, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2009, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward looking statements due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I, “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed on August 10, 2010 with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which factors are incorporated herein by reference.

Such risk factors include, among others: the loss of any key customer or material sales in our Diabetic Products line, where customer and sales concentration are high; a significant change in the Company’s relationship with one or more key customers (including changes affecting their businesses); the loss of a key sales personnel who has significant influence on our relationships with some of our largest customers; whether important customers reduce or discontinue inclusion of carry solutions “in box” with their electronic products; the concentration of our accounts receivable in a small number of customers and our ability to collect payment; the adverse impact of customer pricing pressures on gross margins ; fluctuations in foreign currency exchange rates that could result in increased costs or reduced revenues; levels of demand and pricing generally for electronic devices sold by our customers for which we supply carry solutions; the development of quality control, delivery, or pricing issues involving our Asian suppliers; uncertainties in the financial and credit markets; changes in, governmental regulations; variability in order flow from our OEM customers; the impact on our business of an acquisition or the failure to make an acquisition; and losses on our uninsured cash balances at commercial banks where a failure occurs.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions for hand held electronic devices. Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com .

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(UNAUDITED)		(UNAUDITED)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2010	2009	2010	2009
Net sales...................................................................	$5,058,392	$4,106,814	$13,604,845	$13,670,407
Cost of goods sold....................................................	3,787,101	3,075,481	10,415,616	11,031,543
Gross profit...............................................................	1,271,291	1,031,333	3,189,229	2,638,864

Operating expenses:
Selling.................................................................	556,749	645,035	1,548,307	2,069,699
General and administrative.....................................	690,163	512,474	1,901,698	1,806,315
Total operating expenses.............................	1,246,912	1,157,509	3,450,005	3,876,014

Income (loss) from operations..................................	24,379	(126,176)	(260,776)	(1,237,150)

Other (expense) income:
Interest income.....................................................	6,927	49,137	35,959	248,378
Other income (expense), net..................................	(14,306)	13,182	(57,363)	(30,228)
Total other (expense) income.......................	(7,379)	62,319	(21,404)	218,150

Income (loss) before provision for income taxes......	17,000	(63,857)	(282,180)	(1,019,000)
Provision for income taxes.......................................	--	--	--	300,499
Net income (loss) .....................................................	$17,000	($63,857)	(282,180)	($1,319,499)

Net income (loss) per common and common equivalent share
Basic and diluted..................................................	$0.00	($0.01)	($0.04)	($0.17)

Weighted average number of common and common equivalent shares outstanding
Basic...................................................................	7,987,285	7,930,496	7,964,070	7,922,985
Diluted.................................................................	8,149,837	7,930,496	7,964,070	7,922,985

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2010	2009
Assets	(Unaudited)
Current assets:
Cash and cash equivalents...................................................................	$19,877,077	$20,103,502
Accounts receivable, net .....................................................................	4,167,352	3,259,462
Inventories, net....................................................................................	1,047,248	666,485
Prepaid expenses and other current assets............................................	318,770	228,938
Total current assets..................................................................	25,410,447	24,258,387

Property, plant, and equipment, net.......................................................	119,251	162,468
Other assets.......................................................................................	46,032	59,532
Total Assets..........................................................................................	$25,575,730	$24,480,387

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable...............................................................................	$2,689,086	$1,824,091
Accrued expenses and other current liabilities.......................................	413,477	133,857
Total liabilities........................................................................	3,102,563	1,957,948

Commitments and contingencies........................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued...........................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,728,185 and 8,643,598 shares issued, respectively (including 706,410 held in treasury at both dates)...........................................	87,282	86,436
Capital in excess of par value...............................................................	16,333,630	16,101,568
Treasury stock, 706,410 shares at cost ...............................................	(1,260,057)	(1,260,057)
Retained earnings...............................................................................	7,312,312	7,594,492
Total shareholders’ equity..................................................................	22,473,167	22,522,439
Total liabilities and shareholders’ equity...........................................	$25,575,730	$24,480,387